Exhibit 10.1

Third Amendment

to

Credit Agreement

Among

Legacy Reserves LP
as Borrower,

BNP Paribas,
as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of October 24, 2007

Third Amendment to Credit Agreement

This Third Amendment to Credit Agreement (this “Third Amendment”) executed effective as of October 24, 2007 (the “Third Amendment Effective Date”) is among Legacy Reserves LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders that is a signatory hereto; and BNP Paribas, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of March 15, 2006 (as amended to date, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed to such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement.

Section 2.                      Amendments to Credit Agreement.

2.1           Definitions.  Section 1.02 is hereby amended by amending and restating the following definitions as follows:

“ ‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement, dated as of July 7, 2006, the Second Amendment to Credit Agreement, dated as of May 3, 2007, and the Third Amendment to Credit Agreement, dated as of October 24, 2007, and as the same may from time to time be further amended, modified, supplemented or restated.”

“ ‘Applicable Margin’ means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

	Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans
Level 1	less than 33%	1.000%	0.000%
Level 2	greater than or equal to 33%, but less than 66%	1.250%	0.000%
Level 3	greater than or equal to 66%, but less than 85%	1.500%	0.125%
Level 4	greater than or equal to 85%	1.750%	0.250%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.”

2.2           Annex I.  Annex I is hereby amended and restated in its entirety with the Annex I attached hereto.

Section 3.                      Assignment to New Lenders; Borrowing Base.

3.1           New Lender.  For an agreed consideration, each of the Lenders party to the original Credit Agreement hereby irrevocably sells and assigns to Fortis Capital Corp. and Compass Bank (the “New Lenders”), and each of the New Lenders, by its signature hereto, hereby irrevocably purchases and assumes from the existing Lenders, subject to and in accordance with the Credit Agreement, as of the Third Amendment Effective Date (i) such Lenders’ rights and obligations in their capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified on the attached Annex I, of such outstanding rights and obligations of such Lenders under the Credit Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Administrative Agent and the other Lenders against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above.

3.2           Borrowing Base.  For the period from and including the Third Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to $225,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12(d).

Section 4.                      Conditions Precedent.  The effectiveness of this Third Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

4.1           Third Amendment.  The Administrative Agent shall have received multiple counterparts as requested of this Third Amendment from each Lender and the Borrower.

4.2           Secretary’s Certificates.  The Administrative Agent shall have received a certificate of the Borrower and of each Guarantor (a) setting forth resolutions of the board of directors or other managing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, and (b) certifying that there has been no change to either (i) the individuals who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (ii) the articles or certificate of incorporation or formation and bylaws, operating agreement or partnership agreement, as applicable, of the Borrower and each Guarantor, in each case, since the Effective Date.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

4.3           Good Standing Certificates.  The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor, if any.

4.4           Compliance Certificate.  The Administrative Agent shall have received a compliance certificate, which shall be substantially in the form of Exhibit B to the Credit Agreement, duly and properly executed by a Responsible Officer and dated as of the Third Amendment Effective Date.

4.5           Notes.  The Administrative Agent shall have received a Note payable to the order of each Lender in the amount of such Lender’s Commitment after giving effect to the assignment and increase in commitments pursuant to this Third Amendment, duly executed and delivered by Borrower, to be dated as of the Third Amendment Effective Date.

4.6           Amendments to Security Documents.  The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of amendments to the Deed of Trust, Mortgage, Line of Credit Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from Legacy Reserves Operating LP.

4.7           Legal Opinion.  The Administrative Agent shall have received an opinion of Andrews & Kurth, L.L.P., special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent, as to such matters incident to this Third Amendment as the Administrative Agent may reasonably request.

4.8           No Default.  No Default or Event of Default shall have occurred and be continuing as of the Third Amendment Effective Date.

Section 5.                      Representations and Warranties; Etc.  Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this Third Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the Third Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this Third Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 6.                      Miscellaneous.

6.1           Confirmation.  The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment.

6.2           Ratification and Affirmation of Obligors.  Each of the Obligors hereby expressly (i) acknowledges the terms of this Third Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Security Instruments to which it is a party and (iv) agrees that its guarantee under the Guaranty Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

6.3           Counterparts.  This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.4           No Oral Agreement.  This written Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

6.5           Governing Law.  This Third Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the date first written above.

BORROWER:	LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

	By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

GUARANTORS:	LEGACY RESERVES OPERATING LP By: Legacy Reserves Operating GP, LLC, its general partner

	By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

LEGACY RESERVES OPERATING GP, LLC

By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

LEGACY RESERVES SERVICES, INC.

By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

ADMINISTRATIVE AGENT:	BNP PARIBAS as Administrative Agent and Lender

	By:	/s/ Russell Otts
Russell Otts
Vice President

By:	/s/ Robert Long
Robert Long
Vice President

LENDERS:	BANK OF AMERICA N.A.

	By:	/s/ Scott A. Mackey
Scott A. Mackey
Vice President

COMERICA BANK

By:	/s/ Mark Fuqua
Mark Fuqua
Senior Vice President

KEYBANK N.A.

By:	/s/ Thomas Rajan
Thomas Rajan
Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Leanne S. Phillips
Leanne S. Phillips
Director

NEW LENDER:	FORTIS CAPITAL CORP.

	By:	/s/ David Montgomery
David Montgomery
Director

By:	/s/ Darrell Holley
Darrell Holley
Managing Director

NEW LENDER:	COMPASS BANK

	By:	/s/ Kathleen J. Bowen
Kathleen J. Bowen
Senior Vice President